NEWS RELEASE
For Immediate Release

Nord Resources to Explore Financial and Strategic Alternatives;
Appoints FTI Corporate Finance to Assess Potential Opportunities

  Nord retains global advisory firm, FTI Corporate Finance, to provide consulting services related to potential restructuring or other transactions

  TSX provides standard 30-day period for the company to comply with original listing requirements of the TSX and provide the TSX with additional information or to proceed with seeking a listing on an alternative exchange

  Company's shares continue to trade in the United States on the OTC Bulletin Board

TUCSON, AZ, June 2, 2010 - Nord Resources Corporation (TSX:NRD/OTCBB:NRDS.OB), which is ramping up copper mining and processing operations at the Johnson Camp Mine in Arizona, today announced that the company has appointed FTI Consulting to advise on refinancing structures and strategic alternatives. The company also announced that it is exploring the possibility of proceeding with an application to list its' shares for trading on an alternative stock exchange. The company's shares will continue to trade in the United States on the OTC Bulletin Board.

Nord announced that it has retained FTI Consulting, Inc., a global business advisory firm, to provide certain strategic consulting services related to potential restructuring or other transactions including indentifying, vetting and evaluating strategic alternatives, refinancing structures, and/or possible business combination transactions involving Nord.

FTI Consulting, Inc. is a firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 3,500 professionals located in most major business centers in the world, FTI works closely with clients every day to anticipate, illuminate, and overcome complex business challenges in areas such as mergers and acquisitions, regulatory issues, restructuring, and litigation.

FTI Corporate Finance focuses specifically on the strategic, operational, financial and capital needs of businesses. FTI is a world wide leader in assisting companies to address the full spectrum of financial and transactional challenges faced by companies, boards, private equity sponsors, creditor constituencies and other parties-in-interest. FTI has a reputation for mobilizing the specialized resources needed for each unique situation - whenever and wherever they are needed. FTI provides an exemplary mix of industry, financial and operational expertise to effectively and efficiently develop and implement workable solutions for the mining industry. More information can be found at www.fticonsulting.com.

The decision to seek a listing on an alternative stock exchange follows the receipt of notice from the Toronto Stock Exchange's (TSX) Continued Listings Committee that Nord's shares will be delisted from trading on the TSX effective at the close of the market on July 2, 2010. The delay in delisting follows the TSX's standard practice of providing companies that are to be delisted with a period during which they can provide the TSX with any further evidence, including changes in their circumstances, to show they meet the original listing requirements of the TSX and also to provide time for proceeding with a listing application for trading of the shares on another market.

As previously announced, Nord received an exemption from certain shareholder approval requirements under the rules of the TSX in connection with Nord's $12 million private placement completed in November 2009, on the basis of financial hardship. Reliance on this exemption automatically triggered a TSX delisting review to confirm that Nord continues to meet the TSX listing requirements.

Nord intends to continue with its operations in the ordinary course, as it works with FTI to aggressively pursue opportunities to refinance and/or restructure the company.

About Nord Resources

Nord Resources Corporation is a copper mining company whose primary asset is the Johnson Camp Mine, located approximately 65 miles east of Tucson, Arizona. Nord commenced mining new ore on February 1, 2009. For further information, please visit our website at www.nordresources.com.

Forward-Looking Statements

This news release includes certain statements that may be deemed "forward-looking". All statements in this release, other than those of historical facts, may be considered forward-looking statements, including statements concerning Nord's plans to seek a listing of its shares on an alternative stock exchange, to continue with its operations in the ordinary course, as it works with FTI Consulting, Inc. and continues to pursue certain opportunities that it has generated to refinance the company.

Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, Nord's ability to refinance the company, the market price of copper, general economic, market, and business conditions, ability to reach full production rates, statements or information with respect to known or unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition, Nord's business and operations are subject to the risks set forth in Nord's most recent Form 10-K, Form 10-Q, and other SEC filings which are available through EDGAR at www.sec.gov, and in Nord's prospectus and other filings with the British Columbia and Ontario Securities Commissions, which are available through SEDAR at www.sedar.com. Nord assumes no obligation to update the forward-looking statements except as may be required by law.

For further information:
Wayne Morrison
Chief Financial Officer
Nord Resources Corporation
(520) 292-0266
www.nordresources.com

Investor and Media Relations
Richard Wertheim
Wertheim + Company Inc.,
(416) 594-1600 ext. 223
or
(416) 518-8479 (cell)

or by email at wertheim@wertheim.ca